TRADEMARK LICENSE AGREEMENT


         THIS TRADEMARK LICENSE AGREEMENT ("Agreement"), effective as of March 1, 1997, is made by and between CARRINGTON LABORATORIES, INC. ("Licensor"), a Texas corporation, having its principal place of business at 2001 Walnut Hill Lane, Irving, Texas 75038, and DAVID WHEELER, doing business as LIGHT RESOURCES UNLIMITED ("Licensee") with its principal place of business at 20 West 20th Street, #803, New York, New York, 10011.


                             W I T N E S S E T H:

         WHEREAS, simultaneously with the execution of this Agreement, Licensor and Licensee are entering into a Supply Agreement of even date herewith (the "Supply Agreement") for the sale by Licensor and purchase by Licensee of bulk AVMP[TM] Powder and/ or Manapol[R] Gold [TM] Powder (hereinafter referred to under the product name of bulk AVMP[TM] Powder and/ or Manapol[R] Gold[TM] Powder to be sold in bulk by Licensee ("the Products");

         WHEREAS, Carrington Laboratories, Inc., a Texas corporation ("Carrington"), claims the ownership of the trademarks AVMP[TM] Powder and Manapol[R] Gold[TM] Powder (the "Marks") and has granted to Licensee a license to use the Marks on a non-exclusive basis;

         WHEREAS, Licensee is desirous of obtaining from Licensor, and Licensor is willing to grant to Licensee, a license, but not an obligation, to use the product names AVMP[TM] Powder and Manapol[R] Gold [TM] Powder (the "Marks") in connection with the advertising and sale of the Products subject to the terms, conditions and restrictions set forth herein; and

         WHEREAS, Licensor and Licensee are mutually desirous of insuring the consistent quality of all the Products sold in connection with the Marks;

         NOW, THEREFORE, in consideration of premises, the mutual
   covenants, promises and agreement set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant, promise and agree as follows:
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                                  Article 1

                                   LICENSE

         1.1 Terms and Conditions. Licensor hereby grants to Licensee the non-transferable right and license to use the Marks in connection with the labeling, advertising and sale of the Products sold by Licensee during the term of this Agreement. During the term of this Agreement, Licensee shall have the non-exclusive right to use the Marks in connection with the Products only containing AVMP[TM] Powder and/or Manapol[R] Gold[TM] Powder that are intended for sale to the ultimate consumer in the United States and Canada. However, Licensee shall not be required to use either mark if it makes no representations or references to the source of the bulk powder product it sells.

         1.2 License Coterminous With Supply Agreement. The license granted by this Agreement shall run coterminously with the Supply Agreement, as well as non-exclusive extensions thereto, and any actions or events which shall operate to extend or terminate the Supply Agreement shall automatically extend or terminate this Agreement simultaneously.

         1.3 Sublicenses. Licensee shall not have the right without written permission from Licensor to grant sublicenses with respect to the license granted herein; however, Licensee may engage a third party or parties to make and affix labels for the Products in compliance with Articles 2,3, and 4 hereof, and/or to distribute and sell the Products in compliance with the terms and conditions of this Agreement.
   Licensee shall be expressly obligated to ensure full compliance with all terms and conditions of this Agreement.

                                  Article 2

                       CERTAIN OBLIGATIONS OF LICENSEE

         2.1 Representations by Licensee. Licensee shall not represent in any manner that it owns any right, title or interest in or to the Marks. Licensee acknowledges that its use of the Marks shall inure to the benefit of Licensor and shall not create in Licensee's favor any right, title or interest in or to the Marks.

         2.2 Discontinuation of Use of Marks. Upon the expiration or termination of this Agreement any non-exclusive Supply Agreement, Licensee will cease and desist from all use of the Mark in any manner and will not adopt or use, without Licensor's prior written consent, any word or Marks which is confusingly or deceptively similar to the Marks, except that Licensee may continue to use the Marks under the terms and conditions of this Agreement in connection with any remaining supplies of the Products purchased by Licensee from Licensor until such supplies are exhausted.

         2.3   Standards.  All bulk products on which the Marks are used
   by Licensee shall be of consistent quality and shall meet or exceed all standards set by Licensor, in Licensor's sole discretion, from time to time. Licensee shall have thirty (30) days from the receipt of written notice of any change in the standards to comply with any new requirements.
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         2.4   FDA Compliance of Products.  All bulk products on which the
   Marks are used by Licensee shall be packaged, labeled, advertised, marketed and sold in compliance with (i) the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder, as amended from time to time, and (ii) all other applicable laws, rules and regulations.

         2.5 Inspection. Licensor reserves the right to inspect Licensee's products bearing the Marks and Licensee's packaging facilities at all reasonable times to insure Licensee's compliance with this Agreement.

         2.6 Use of Trademark. Licensee shall not use the Marks except as specifically set forth herein. Without limiting the generality of the preceding sentence, Licensee shall not use the Marks in connection with the sale or advertising of any products other than the Products.

         2.7 Trademark Registration. At Licensor's request and expense and, except as otherwise provided herein at Licensor's sole discretion and option, Licensee shall take whatever action is reasonably necessary to assist Carrington or its assigns in registering the Marks with the U.S. Patent and Trademark Office ("USPTO") and/or in perfecting, protecting or enforcing Carrington's and Licensor's rights in and to the Marks. Licensee understands that Carrington or its assigns may rely solely on Licensee's use of the Marks to obtain or maintain registration with the USPTO.

                                  Article 3

                                    SALE

         3.1 Combination With Other Products. Licensee shall not combine the Products with any product or substance in any manner which would violate any laws, regulations of any state, federal or other governmental body. Licensee shall not combine the Products with any other substance in a product that is to be advertised or sold for use or consumption by humans or animals if the approval of the U.S. Food and Drug Administration (the "FDA") or the U.S. Department of Agriculture ("USDA") for such use or consumption is required and has not been obtained.

         3.2 Compliance by Third Parties. Licensee shall take all steps reasonably necessary to ensure that its distributors and any other parties to whom it sells any of the Products for resale do not relabel, repackage, advertise, sell or attempt to sell the Products or any of the Products in a manner that would violate this Agreement if done by Licensee.

                                  Article 4

                            LABELS AND ADVERTISING

         4.1 FDA Compliance of Labels and Advertising. All labels and advertising relating to the Products offered in connection with the Marks must strictly comply with all applicable rules and regulations of the FDA and all other applicable laws, rules and regulations, including but not limited to FDA requirements relating to product ingredients. Information regarding the ingredients of the Products shall be furnished to Licensee by Licensor from time to time.

         4.2 Mandatory Requirements. Licensee shall cause all labels, packaging, advertising and promotional materials used by it in advertising, marketing and selling the Products by or on behalf of Licensee include the following legend:

               AVMP[TM] Powder is a trademark of Carrington Laboratories, Inc. Manapol[R] Gold[TM] Powder is a trademark of Carrington Laboratories, Inc.

         4.3 Claims by Licensee. Licensee hereby agrees not to make, or permit any of its employees, agents or distributors to make, any claims of any properties or results relating to the Products, unless such claims have received written approval from the FDA.

         4.4 FDA or USDA Approval of Claims. If Licensee desires to seek FDA or USDA approval as to any specific claims with respect to the Products, Licensee hereby agrees to (i) notify Licensor of the claims and the application prior to filing and (ii) to keep Licensor informed as to the progress of the application, including but not limited to sending Licensor copies of all communications or notices to or from the FDA or USDA, as applicable.

         4.5 Right to Approve Labels, etc. If Licensor so requests, Licensee shall not use any label, advertisement or marketing material that contains the Marks unless such label, advertisement or marketing material has first been submitted to and approved by Licensor. Licensor shall not unreasonably withhold its approval of any such label, advertisement or marketing material.

                                  Article 5

               NEGATION OF WARRANTIES, DISCLAIMER AND INDEMNITY

         5.1 Negation of Warranties, etc. Nothing in this Agreement shall be construed or interpreted as:

         (a) a warranty or representation by Licensor that any product made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free of infringement or the like of the rights of third parties; or

         (b) an obligation by Licensor to bring or prosecute actions or suits against third parties for infringement or the like of the Marks or of any registration that may subsequently be granted for such Marks; or

         (c) granting by implication, estoppel or otherwise any licenses or rights other than those expressly granted hereunder.

         5.2 Disclaimer. LICENSOR MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE USE, SALE OR OTHER DISPOSITION BY LICENSEE OR ITS CUSTOMERS, VENDEES OR OTHER TRANSFEREES, WITH RESPECT TO THE MARKS OR ANY OF THE PRODUCTS MADE OR SOLD BY LICENSEE.

         5.3 Liability of Licensee for Products. Licensee shall assume all financial and other obligations for the Products made and sold by it under this Agreement and Licensor shall not incur any liability or responsibility to Licensee or to third parties arising out of or connected in any manner with Licensee's products made or sold pursuant to this Agreement. In no event shall Licensor be liable for lost profits, special damages, consequential damages or contingent liabilities arising out of or connected in any manner with this Agreement or the Products made or sold by Licensee under this Agreement.

         5.4 Indemnity of Licensor. Licensee agrees to defend, indemnify and hold Licensor, its officers, directors, employees and agents, harmless against all claims, liabilities, demands, damages, expenses or losses arising out of or connected with (a) the use by Licensee of the Marks or (b) any use, sale or other disposition of Licensee's Products by Licensee or by any other party.

         5.5 Negation of Trademark Warranty. Licensee acknowledges that Licensor makes no warranty, express or implied, with respect to its ownership of any rights relating to the Marks.

                                  Article 6

                             TERM AND TERMINATION

         6.1 Term. Unless terminated earlier as provided for herein, this Agreement shall remain in full force and effect for a five (5)- year period ending at May 4, 2002. This Agreement may be extended or renewed as provided in Section 1.2, or otherwise by the written agreement of the parties.

         6.2   Breach of Agreement.  Except as provided otherwise in
   Section 6.3, if either party breaches any material provision of this Agreement and fails to cure the breach within thirty (30) days after receipt of written notice from the nonbreaching party specifying the breach, then the nonbreaching party may terminate this Agreement upon written notice to the breaching party, which right of termination shall be in addition to, and not in lieu of, all other rights and remedies the nonbreaching party may have against the breaching party under this Agreement, at law or in equity. Failure by Licensor to give notice of termination with respect to any such failure shall not be deemed a waiver of its right at a later date to give such notice if such failure continues or again occurs, or if another failure occurs. A breach by either party of a material provision of the Supply Agreement shall be deemed a breach by such party of a material provision of this Agreement.

         6.3 Immediate Termination. Licensor may immediately terminate this Agreement, upon written notice to Licensee, upon the occurrence of any one or more of the following events: (i) Licensee breaches any provision of Articles 2, 3, or 4; (ii) Licensee fails to purchase and/or to pay for the quantities of the Products that it is obligated to purchase and pay for under the Supply Agreement in accordance with the terms thereof; (iii) Licensee voluntarily seeks protection under any federal or state bankruptcy or insolvency laws; (iv) a petition for bankruptcy or the appointment of a receiver is filed against Licensee and is not dismissed within thirty (30) days thereafter; (v) Licensee makes any assignment for the benefit of its creditors; or (vi) Licensee ceases doing business.

         6.4 Survival of Provisions. In the event of termination, cancellation or expiration of this Agreement for any reason, Sections 2.2, 5.1,5.2, 5.3, 5.4, 5.5 and 7.1 hereof shall survive such termination, cancellation or expiration and remain in full force and effect.

                                  Article 7

                                MISCELLANEOUS

         7.1 Equitable Relief. A breach or default by Licensee of any of the provisions of Articles 2, 3 and 4 hereof shall cause Licensor to suffer irreparable harm and, in such event, Licensor shall be entitled, as a matter of right, to a restraining order and other injunctive relief from any court of competent jurisdiction, restraining any further violation thereof by Licensee, its officers, agents, servants, employees and those persons in active concert or participation with them. The right to a restraining order or other injunctive relief shall be supplemental to any other right or remedy Licensor may have, including, without limitation, the recovery of damages for the breach or default of any of the terms of this Agreement.

         7.2 Amendment. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by each of the parties hereto.

         7.3 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto and supersedes any and all prior understandings, whether written or oral, with respect to the subject matter hereof.

         7.4 No Waiver. The failure of either party to insist upon strict performance of any obligation hereunder by the other party, irrespective of the length of time for which such failure continues, shall not be a waiver of its right to demand strict compliance in the future. No consent or waiver, express or implied, by either party to or of any breach or default in the performance of any obligation hereunder by the other party shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         7.5 Notices. All notices required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made when personally delivered or when duly deposited in the mails, first class mail, postage prepaid, or when transmitted by prepaid telegram, and addressed to the applicable address first above written or to such other address as the addressee shall have theretofore specified in a written notice to the notifying party.

         7.6 Assignment. This Agreement or any of the rights or obligations created herein may be assigned, in whole or in part, by Licensor. However, this Agreement is personal to Licensee, and Licensee may not assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without Licensor's prior written consent, and any attempted assignment by Licensee not in accordance with this Section 8.6 shall be void.

         7.7 Relationship of Parties. Nothing contained herein shall be construed to create or constitute any employment, agency, partnership or joint venture arrangement by and between the parties, and neither of them has the power or authority, express or implied, to obligate or bind the other in any manner whatsoever.

         7.8 Remedies Cumulative. Unless otherwise expressly provided herein, the rights and remedies hereunder are in addition to, and not in limitation of, any other rights and remedies, at law or in equity, and the exercise or one right or remedy will not be deemed a waiver of any other right or remedy.

         7.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided, however, that the foregoing shall not be deemed to expand or otherwise affect the limitations on assignment and delegation set forth in Section 8.6 hereof, and except as otherwise expressly provided in this Agreement, no other person or business entity is intended to or shall have any right or interest under this Agreement.

         7.10 Governing Law. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas, excluding, however, any conflicts of law rules that would require the application of the laws of any other state or country.

         7.11 Headings. The headings used in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

         7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which will constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                       CARRINGTON LABORATORIES, INC.



                                       By:
                                       Name:
                                       Title:


                                       DAVID WHEELER, dba
                                       LIGHT RESOURCES UNLIMITED



                                       By:
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